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                                TRANSFER AGENT

                                   AGREEMENT

     THIS AGREEMENT is made and entered into on this 1st day of February, 1993 by and between Monetta Trust, a Massachusetts Business Trust (the "Trust"), the shares of beneficial interest of which are currently divided into three shares, the Monetta Mid Cap Equity Fund, the Monetta Intermediate Bond Fund, and the Monetta Government Money Market Fund (hereinafter referred to as the "Funds") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Trust is an open-ended management investment company registered under the Investment Company Act of 1940 the shares of beneficial interest of which are currently divided into three series, the Monetta Mid Cap Equity Fund, the Monetta Intermediate Bond Fund, and the Monetta Government Money Market Fund; and

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

     NOW, THEREFORE, the Trust and the Agent do mutually promise and agree as follows:

1.   Terms of Appointment; Duties of the Agent
     -----------------------------------------

     Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Trust's custodian;


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     B.   Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Trust's custodian;

     D. Pay monies (upon receipt from the Trust's custodian, where relevant) in accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F.   Process exchanges between Funds;

     G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit payments for dividends and distributions declared by the Funds;

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Funds and maintain, pursuant to Section Rule 17ad-lO(e), a record of the total number of shares of the Funds which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

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     N.   Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust; and

     O. Provide a Blue Sky System which will enable the Trust to monitor the total number of shares sold in each state. In addition, the Trust shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Funds for each state. The responsibility of the Agent for the Trust's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust.

2.   Compensation
     ------------

     The Trust agrees to pay the Agent for performance of the duties listed in this Agreement the fees set forth in the fee schedule annexed hereto and incorporated herein.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Trust and the Agent.

     The Trust agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.


3.   Representations of Agent
     ------------------------

     The Agent represents and warrants to the Trust that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is duly qualified to carry on its business in the state of Wisconsin;

     C. It is registered as a transfer agent as provided in section 17A(c) of the Securities Exchange Act of 1934, as amended and is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

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     D.   All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

     E. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.   Representations of the Trust
     ----------------------------

     The Trust represents and warrants to the Agent that:

     A. The Trust is an open-end diversified investment company registered under the Investment Company Act of 1940;

     B. The Trust is a business trust organized, existing, and in good standing under the laws of Massachusetts;

     C. The Trust is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Declaration of Trust have been taken to authorize the Trust to enter into and perform this Agreement;

     E. The Trust will comply with all applicable requirements of the Securities Act of 1933 and The Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

5.   Covenants of Trust and Agent
     ----------------------------

     The Trust shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Agent and the execution of this Agreement. The Trust shall provide to the Agent a copy of the Declaration of Trust, bylaws of the Trust, and all amendments.

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     The Agent shall keep records showing for each shareholder's account the following:

     A.   names, addresses, and tax identification numbers;

     B.   numbers of shares held;

     C. historical information regarding the account of each shareholder, including dividends paid and date and price of all transactions in a shareholder's account;

     D.   any stop or restraining order placed against a shareholder's account;

     E.   information on withholdings;

     F. any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a shareholder's account;

     G. certificate numbers and denominations of all shares represented by certificates;

     H. any information required in order for the Agent to perform the calculations contemplated or required by this agreement;

     I. such other information and records as may be required by law or regulations;

and such other records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.

To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trust on and in accordance with its request.

6.   Standard of Care; Indemnification of Agent
     ------------------------------------------

     The Agent agrees to use reasonable care and act in good faith in performing its duties hereunder.

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     Notwithstanding the foregoing, the Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, fire, mechanical or equipment failure, flood or catastrophe, acts of God, insurrection or war. In the event of a mechanical breakdown beyond its control, the Agent shall take all reasonable steps to minimize service interruptions. The Agent will make every reasonable effort to restore any lost or damaged data, and the correcting of any errors resulting from such a breakdown will be at the Agent's expense. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     The Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the Agent's bad faith or negligence, and arising out of or in connection with the Agent's duties on behalf of the Trust hereunder.

     Further, the Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the Trust (unless contributed to by the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent to have originated from the record owner of the subject shares; or as a result of the Agent acting upon any instructions executed or orally communicated by a duly authorized officer or employee of the Trust, according to such lists of authorized officers and employees furnished to the Agent and as amended from time to time in writing by a resolution of the Board of Trustees of the Trust; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

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     In order for this section to apply, it is understood that if in any case the Trust may be asked to indemnify or hold harmless the Agent, the Trust shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of this indemnification and, in the event that the Trust so elects, the Agent will so notify the Trust, and thereupon the Trust shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which the Agent shall seek indemnification under this section. The Agent will in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent, except with the Trust's prior written consent.

7.   Indemnification

     The Agent will indemnify and hold the Trust harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit resulting from the negligence or misconduct of the Agent; provided that indemnification hereunder shall not apply to actions or omissions of the Trust or its trustees, officers, employees or agents (other than the Agent) in case of its own negligence, willful misconduct, bad faith or reckless disregard of its own or their own duties hereunder.

8.   Confidentiality

     The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

9. Additional Series. The Trust is authorized to issue separate classes of shares of beneficial interest representing

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interests in separate investment portfolios. The parties intend that each portfolio established by the trust, now or in the future, be covered by the terms and conditions of this agreement.

10.  Wisconsin Law to Apply

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

11.  Amendment, Assignment, Termination and Notice

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

     E. In the event that the Trust gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

     F. Should the Trust exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.


12.  Liability of Trust

     The obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only


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the assets and property of the Trust as provided in the Trust's Agreement and
Declaration of Trust.


MONETTA TRUST                          FIRSTAR TRUST COMPANY

By:  /s/ Robert S. Bacarella           By:  /s/ James C. Tyler
    ------------------------               -------------------

Attest: Maria Cesario DeNicolo         Attest:  /s/ Mary E. Klabunde
        ----------------------                 ---------------------
                                                Assistant Secretary


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                             FIRSTAR TRUST COMPANY
                             MUTUAL FUND SERVICES

                        SHAREHOLDER ACCOUNTING SERVICES
                                 NO-LOAD FUNDS
                              ANNUAL FEE SCHEDULE
                             FOR THE MONETTA FUNDS


Annual Fee Schedule - Effective 1/1/93-12/31/94

 .   $10.00 per Equity/Fixed Income Fund open shareholder account
    $12.00 per Money Market Fund open shareholder account
    $ 3.00 per closed account (all funds)
    $ 5.00 per telephone exchange (billed to investor)

 .   Plus out-of-pocket expense, including but not limited to:

       .   Telephone - toll-free lines

       .   Postage

       .   Programming

       .   Stationary/envelopes

       .   Insurance

       .   Proxies

       .   Retention of records

       .   Microfilm/fiche of records

       .   Special reports

       .   All other out-of-pocket expenses


Fees are billed Monthly


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                             FIRSTAR TRUST COMPANY

                             MUTUAL FUND SERVICES

                        SHAREHOLDER ACCOUNTING SERVICES

                     AUTOMATIC INVESTMENT PLAN PROCESSING

                             FOR THE MONETTA FUNDS


               $125.00 per cycle

                  0.50 per account set-up and/or change

                  0.50 per item

                  3.25 per correction, reversal, or return

               Fees are billed monthly

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